SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2003

STEMCELLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3155 Porter Drive
Palo Alto, California 94304

(Address, of principal executive offices, including zip code)

(650) 475-3100

(Registrant’s Telephone number including area code)

Item 5. OTHER EVENTS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5. OTHER EVENTS

On November 11, 2003, StemCells, Inc. (the “Company”) reported that Riverview Group, LLC (“Riverview”) exercised its right to convert the remaining shares of the Company’s 3% Convertible Preferred stock held by Riverview. Riverview will receive 1,010,833 shares of the Company’s common stock upon conversion of these shares of the Company’s 3% Convertible Preferred Stock, including shares of common stock issued with respect to accrued and unpaid dividends.

In addition, on November 11, 2003 the Company reported that Riverview exercised a warrant to purchase shares of the Company’s common stock. This warrant entitles Riverview to purchase up to 1,898,000 shares of the Company’s common stock on the terms set forth in the warrant at a price of $1.50 per share. Riverview exercised the warrant with respect to 1,098,000 shares of common stock and the Company will receive an aggregate exercise price of $1,647,000. The warrant will remain exercisable for 800,000 shares of the Company’s common stock in accordance with the terms of the warrant.

A copy of the Company’s press release announcing the transactions described above is attached as Exhibit 99.1 to this Report and is incorporated in this Report by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMCELLS, INC

	By:	/s/ Martin McGlynn

Martin McGlynn President and Chief Executive Officer
Date: November 11, 2003

EXHIBIT INDEX

                            99.1                   Press release issued by StemCells, Inc. on November 11, 2003.